UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 14, 2008 (May 12, 2008)

SouthPeak Interactive Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51693	20-3303304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3130 Fairview Park Drive, Suite 500 Falls Church, Virginia 22042
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 286-3776

Global Services Partners Acquisition Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On May 12, 2008, in connection with the closing (the “Closing”) of the acquisition of SouthPeak Interactive, L.L.C. (“SouthPeak”) described in Item 2.01 below, SouthPeak Interactive Corporation, formerly known as Global Services Partners Acquisition Corp. (the “Company”), entered into the agreements described below.

Membership Interest Purchase Agreement

On May 12, 2008, the Company entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with SouthPeak and the members of SouthPeak pursuant to which the members of SouthPeak agreed to exchange their membership interests in SouthPeak for 35,000,000 shares of the Company’s common stock. Of the total 35,000,000 shares, 1,000,000 shares of such common stock had been issued to Terry Phillips pursuant to the Agreement, dated April 25, 2008, between the Company, SouthPeak and the members of SouthPeak as described in Item 1.01 of the Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on May 1, 2008. As a condition to closing the Membership Interest Purchase Agreement, the Company completed a merger with its wholly-owned subsidiaries pursuant to which the Company changed its name to SouthPeak Interactive Corporation. The Membership Interest Purchase Agreement, which includes customary representations and warranties of the parties and conditions to closing, other than the merger with the Company and its subsidiaries, is filed herewith as Exhibit 2.1 and incorporated herein.

Preferred Stock Purchase Agreement

On May 12, 2008 the Company entered into a Purchase Agreement (the “Preferred Stock Purchase Agreement”) with certain investors  (collectively, the “Investors”), pursuant to which the Investors purchased in a private placement 2,000,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred”), at a purchase price of $1.00 per share. Gross proceeds from the sale of the shares of Series A Preferred to the investors were approximately $2,000,000.

The Preferred Stock Purchase Agreement also grants to the Investors an exchange right related to the Company’s Class W and Z warrants held by the Investors. For a period of 90 days from the date an Investor purchases shares of Series A Preferred, such Investor has the right to exchange one of the Company’s outstanding Class W or Class Z warrants for a newly authorized Class Y warrant. Each Investor may exchange that number of Class W or Class Z warrants for Class Y warrants equal to one half of the number of shares of Series A Preferred purchased by such Investor. The Class Y warrants, when issued, will have the same terms as the Company’s Class W or Class Z warrant and be issued under a Warrant Agreement and form of Warrant Certificate similar to the Company’s Class W or Class Z warrant except that the exercise price shall be $1.50 per share, the term shall expire on May 31, 2013, and the sales price per share of the Company’s common stock for purposes of allowing for the redemption of the Class Y warrants shall be $2.50 per share.

The Preferred Stock Purchase Agreement, which is filed herewith as Exhibit 10.4 and incorporated herein, provides that the Company may sell up to 15,000,000 shares of its Series A Preferred. The cash proceeds from the offering will be used for working capital and general corporate purposes.

Lockup Agreement

In connection with the Preferred Stock Purchase Agreement, each of the former members of SouthPeak entered into a lock-up agreement with the Company (the “Lock-up Agreements”). Each of the Lock-up Agreements prohibits the former members of SouthPeak from selling or transferring any common stock of the Company issued in connection with the Membership Interest Purchase Agreement (the “Lock-Up Shares”) for 365 days.

Pursuant to the Lock-Up Agreement, a form of which is filed herewith as Exhibit 10.6 and incorporated herein, 180 days after the closing under the Membership Interest Purchase Agreement, 10% of the Lock-Up Shares will be released from the restrictions and obligations of the Lock-up Agreement. 365 days following the closing under the Membership Interest Purchase Agreement, the former members of SouthPeak may freely sell or transfer the remaining Lock-up Shares.

Registration Rights Agreement

In connection with entering into the Preferred Stock Purchase Agreement, on May 12, 2008, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company will file a registration statement with the SEC covering the resale of the shares of the Company’s common stock issued upon conversion of the Series A Preferred sold to the Investors or exercise of the Company’s Class Y Warrants within 30 days following the Company’s filing of its Form 10-K for its fiscal year ended in 2008 but no later than October 15, 2008 (the “Filing Deadline”). If the registration statement is not filed with the SEC by the Filing Deadline, the Company will make pro rata payments to each Investor in an amount equal to .5% of the aggregate amount invested by such Investor for each 30 day period (or portion thereof) for which no registration statement is filed.

If a shelf registration statement is not filed with the SEC on or prior to the date that is 30 days after the date upon which the Company becomes eligible to use a registration statement on Form S-3, the Company must pay each Investor .5% of the aggregate purchase price paid by such Investor attributable to the shares that remain unsold for each 30 day period (or portion thereof) during which sales under the registration statement are not permitted. If the registration statement is declared effective by the SEC and after such effectiveness, subject to certain exceptions, sales cannot be made pursuant to the registration statement, the Company must pay each Investor .5% of the aggregate amount invested by such Investor for each 30 day period (or portion thereof) following the date by which such registration statement should have been effective. The Registration Rights Agreement is filed herewith as Exhibit 10.5 and is incorporated herein.

Employment Agreement with Terry Phillips

Pursuant to the Membership Interest Purchase Agreement, the Company entered into an employment agreement with Mr. Terry Phillips, pursuant to which Mr. Phillips will serve as the Company’s Chairman, effective as of May 12, 2008. The employment agreement has an initial term of three years, and will automatically renew for successive additional one-year periods thereafter unless either of the Company or Mr. Phillips notifies the other that the term will not be extended.

Pursuant to the terms of the employment agreement, Mr. Phillips will receive an initial salary of $100,000 per year, and will also be eligible to receive bonuses and equity awards that may be granted by the board or its compensation committee.

The employment agreement provides for continuation of salary and benefits for a period of three months upon the termination other than for cause (as defined in the agreement) of Mr. Phillips’s employment. Pursuant to the terms of the employment agreement, Mr. Phillips also entered into a confidentiality and noncompetition agreement with the Company for a period ending one year following the termination of employment.

Employment Agreement with Melanie Mroz

Pursuant to the Membership Interest Purchase Agreement, the Company entered into an employment agreement with Ms. Melanie Mroz, pursuant to which Ms. Mroz will serve as the Company’s President and Chief Executive Officer, effective as of May 12, 2008. The employment agreement has an initial term of three years, and will automatically renew for successive additional one-year periods thereafter unless either of the Company or Ms. Mroz notifies the other that the term will not be extended.

Pursuant to the terms of the employment agreement, Ms. Mroz will receive an initial salary of $150,000 per year, and will also be eligible to receive bonuses and equity awards that may be granted by the board or its compensation committee.

The employment agreement provides for continuation of salary and benefits for a period of three months upon the termination other than for cause (as defined in the agreement) of Ms. Mroz’s employment. Pursuant to the terms of the employment agreement, Ms. Mroz also entered into a confidentiality and noncompetition agreement with the Company for a period ending one year following the termination of employment.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 12, 2008, the Company acquired all of the outstanding membership interests of SouthPeak pursuant to the Membership Interest Purchase Agreement (the “Acquisition”). At the closing of the transactions contemplated by the Membership Interest Purchase Agreement, the Company issued 35,000,000 shares of the Company’s common stock to the members of SouthPeak in exchange for SouthPeak’s membership interests including the 1,000,000 shares issued to Terry Phillips on April 25, 2008. Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the Membership Interest Purchase Agreement.

On May 14, 2008, the Company issued a press release announcing the closing of the Acquisitions, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

In connection with the approval of the Acquisition, the following actions also occured:

•	a merger with the Company’s wholly-owned subsidiaries pursuant to which the Company’s name was changed to “SouthPeak Interactive Corporation;”

•
an amendment and restatement of the Company’s certificate of incorporation (the “Restated Charter”) (a) authorizing 110,000,000 million shares of capital stock, (b) incorporating restrictions on the ability to remove directors, (c) incorporating restrictions on the ability to amend the certificate of incorporation and (d) incorporating restrictions on the calling of special meetings;

•	an amendment and restatement of the Company’s bylaws;

•	the designation of 15,000,000 shares of the Company’s Series A Preferred;

•	the issuance and sale of up to $15.0 million of Series A Preferred through a private placement of securities;

•
the adoption of the Company’s 2008 Equity Incentive Compensation Plan (the “Plan”), which provides for the grant of up to 5,000,000 shares of the Company’s common stock or cash equivalents to directors, officers, employees and/or consultants of the Company and its subsidiaries;

•	the election of two directors to fill certain vacancies created on the Company’s board of directors; and

•	the appointment of new executive officers of the Company.

Upon the filing of a certificate of ownership and merger with the Secretary of State of the State of Delaware, the Company changed its name to SouthPeak Interactive Corporation.

Business

The business of the Company is described in the Definitive Proxy Statement (No. 000-51869), dated April 11, 2008, in the Section entitled “Information about SouthPeak” starting on page 93, and is incorporated herein by reference.

Risk Factors

Risks Related to the Company’s Business and Operations

Stiff competition within the video game publishing industry, in particular, can significantly reduce the Company’s share of the market, curtail potential revenue, and negatively impact its long-term viability.

The Company competes for licenses to properties and the sale of its titles with the large platform manufacturers such as Sony, Microsoft and Nintendo, each of which also develops and markets software for its own platforms. Each of these competitors can bundle their software with their hardware and create less demand for individual sales of the Company’s games. Additionally, these hardware systems manufacturers have better bargaining positions with respect to retail pricing, shelf space and retailer accommodations than do any of their licensees, including the Company, as well as the financial resources to withstand significant price competition and to implement extensive advertising campaigns. These platform providers may also give priority to their own games or to those of other publishers when manufacturing capacity is insufficient.

Next generation consoles require larger development teams and budgets to bring games to market. Although the Company has been able to produce successful games for these next generation consoles with industry competitive budgets, the Company may be unable to continue to do so in the future.

The Company competes, as well, with domestic game publishers such as Electronic Arts, Activision, THQ Inc., Take-Two and Midway Games; and international publishers, such as SEGA, Square Enix, UbiSoft, SCi Entertainment, Capcom, Konami and Namco-Bandai. Many of the Company’s competitors have blockbuster titles (with greater name recognition among consumers), a broader product line, or greater financial, marketing and other resources than it does. Accordingly, these competitors may be able to market their products more effectively or make larger offers or guarantees to independent developers in connection with the acquisition of commercially desirable properties.

The Company’s video game distribution operations also exist in a highly competitive environment. Competition is based primarily on breadth, availability and marketability of titles; price; terms and conditions of sale; credit terms and availability; speed of delivery; and effectiveness of sales and marketing programs. The company’s competitors include regional, national and international distributors, as well as hardware manufacturers and software publishers. The Company may lose market share or be forced in the future to reduce its prices in response to its competitors.

The Company’s business model can limit its growth prospects and long-term viability.

The Company has historically focused on publishing innovative video games for underserved niches that are generally sold at prices typical for big budget games produced by the leading large game publishers. In doing so, it has relied on its management’s industry experience to identify game concepts that can be profitably produced, their ability to allocate the Company’s limited financial resources among games under development and their ability to leverage low-cost offshore video game developers. There can be no assurance, however, that the Company will be able to accurately assess the likelihood and volume of sales for future video games or to engage low-cost developers.

The traditional distribution model of distributing original titles through third parties, such as independent video game publishers, could be challenged by the emergence of direct-to-consumer electronic delivery. Microsoft, Sony and Nintendo each plan to provide a mechanism for game developers to publish games via electronic store fronts that enable direct downloading of game content, though only a limited number of games will be selected for these electronic store fronts at any given time. Similar distribution venues already exist for the personal computer platform as well. Whereas some games are likely to entail program file sizes not easily distributed digitally due to bandwidth and storage constraints, it is possible that game concepts pursued by the Company in the future may not always have these constraints, and therefore originators of such game concepts could potentially bypass the traditional distribution and publication path, and take a direct-to-consumer approach, or even choose to sign multi-product deals, be acquired by other publishers, or go direct to the Company’s clients. Additionally, although the Company has been able to gain access to the limited game slots available in electronic store fronts, there can be no assurance that the number of games at electronic store fronts will remain limited or that the Company will continue to be able to access limited available game slots. Such changes in industry distribution practices and the number of game slots made available at electronic store fronts could limit the Company’s prospects for growth and negatively affect its profitability.

If the Company is unable to effectively compete with other independent publishing companies within an environment of intense and growing competition, the success of its operations and its earnings potential can be severely compromised.

The Company competes with a variety of independent publishers of proprietary video game software. Because platform licenses are non-exclusive, and many of the Company’s competitors also have licenses to develop and distribute video game software for these systems, new entrants could enter the market, including those with business models similar to the Company’s.

Many of the Company’s competitors have certain advantages over it, including:

•	Substantially greater financial, technical, marketing and other resources, including brand or corporate name recognition;

•	Larger client bases;

•	Longer operating histories;

•	More established relationships in the industry; and

•	Larger geographic coverage

The Company’s competitors may be able to use these advantages to:

•	Develop or adapt to new or emerging technologies and changes in consumer preferences more quickly;

•	Take advantage of acquisitions and other opportunities more readily;

•	Enter into and increase funding for strategic relationships to rapidly grow their reach and offerings;

•	Devote greater resources to the marketing and sale of their services; and

•	Adopt more aggressive pricing and incentive policies, which could drive down margins

If the Company is unable to anticipate and adapt to rapidly changing technology, its results of operations and competitive position could be adversely affected.

The Company derives most of its revenue from the sale of video game software developed for use on popular consoles. The success of its business is affected in large part by the market appeal of its published games and by the availability of an adequate supply of the hardware systems on which they run. The Company’s ability to accurately predict which new video game platforms will be successful in the marketplace, as well as its ability to develop commercially successful products for these new systems, will determine whether or not the Company will be competitive in the future.

The Company typically makes product development decisions and commits significant resources and time (18 to 24 months) in advance to remain competitive. If the Company chooses not to publish games for a new hardware system that is ultimately popular, its competitive position and profitability may be adversely affected. Yet, even if the Company seeks to adapt to any new game platforms, the company faces the risk of not being able to generate any significant earnings or recoup its investment as quickly as anticipated if the new system does not gain widespread market appeal, is not available in adequate quantities to meet consumer demand, or has a shorter life cycle than anticipated. Alternatively, a platform for which the Company has not devoted significant resources could be more successful than it had initially anticipated, causing it to miss a vital earnings opportunity.

If the Company is unable to enter into attractive publishing arrangements with developers of highly innovative and commercially appealing games, its competitiveness and prospects for growth could be severely impacted.

The Company’s success depends on its ability to timely identify and publish highly marketable titles. The Company relies on third-party software developers or development studios for the development of most of its titles. Because interactive game developers are highly in demand, the relatively limited resources of the Company vis-à-vis its competitors puts it at a competitive disadvantage when bidding to offer attractive compensation packages, advance royalties or ample pre-development financing to desirable developers, and potentially reduces its chances of winning the right to publish highly innovative games. Such a situation could severely impact its competitiveness and prospects for growth.

If the Company fails to satisfy its obligations under agreements with third-party developers and licensors, its operating results could be materially adversely affected.

Software developers who have developed video games for the Company in the past may not be available to develop video game software for it in the future. Due to the limited number of third-party software developers and the limited control that the Company exercises over them, these developers may not manage to complete video games for it on time and within product quality expectations, if at all. The Company has entered into agreements with third parties to acquire the rights to publish and distribute proprietary video game software. These agreements typically require the Company to make advance payments, pay royalties and satisfy other conditions. The Company’s advance payments may not be sufficient to permit developers to develop new software successfully, which could result in material delays and significantly increase the Company’s costs to bring particular products to market. Future sales of its titles may not be sufficient to recover advances to software developers and licensors, and it may not have adequate financial and other resources to satisfy the Company’s contractual commitments to such developers. If the Company fails to satisfy its obligations under agreements with third-party developers, the agreements may be terminated or modified in ways that are burdensome and materially adversely affect its operating results and long-term viability.

If the Company is unable to sell any of the works it has committed to fund, its operating margins could be adversely affected.

The Company typically enters into contracts with suppliers that are matched with commitments to fund original work development under specific terms. As of December 31, 2007, the Company had entered into contracts with nine independent software developers pursuant to which it is subject to minimum funding commitments and the Company may enter into additional contracts with similar commitments in the future. To date, the Company has sufficiently met its commitments with each of those suppliers, but the Company cannot assure you that in the future its earnings and/or liquidity will meet or exceed its commitments with each vendor. If the Company is unable to sell any of the works it has committed to fund, its operating margins could be adversely affected.

If the Company is unable to secure approval from hardware manufacturers to publish new titles for their respective platforms, its business could suffer significantly or, alternatively, if the Company fails to satisfy its obligations under agreements with first-party platform manufacturers such as Microsoft, Sony, and Nintendo, its operating results could be materially adversely affected.

The Company is dependent on non-exclusive licenses from platform manufacturers (Microsoft, Nintendo and Sony) for the right to publish titles for their platforms. The Company’s existing platform licenses require that it obtain approval for the publication of new games on a title-by-title basis. As a result, the number of titles the Company is able to publish for these platforms, and its sales from titles for these platforms, may be limited. A manufacturer may elect not to renew or extend the Company’s license agreement at the end of its term, or adversely modify it, for whatever reason. Consequently, the Company may be unable to publish new games for the applicable platforms or the Company may be required to do so on less attractive terms. This will not only prevent the Company from publishing additional titles for a manufacturer but also negatively impact its operating results and prospects for growth.

In addition, the Company’s contracts with the console manufacturers often grant the latter approval rights over new software products, and control over the development of the Company’s games. These rights and privileges of hardware manufacturers could adversely affect its results of operations or financial condition by:

•	Causing the termination of a new project for which the Company has expended significant resources;

•	Impeding the development and shipment of newly published titles to customers; and

•	Increasing development lead times and costs which could be avoided if the Company is able to manufacture new game software independently.

Microsoft released its next-generation hardware platform, the Xbox 360, into the North American marketplace in November 2005, and each of Sony and Nintendo introduced their respective next-generation platforms PlayStation 3 and the Wii into the marketplace during November 2006. While the Company has licenses for Microsoft Xbox 360, Nintendo Wii, DS and Gameboy Advance, and for Sony PlayStation 3, Playstation 2, and Playstation Portable, it may be unable to obtain licenses for future hardware platforms.

If the Company’s inventory of next-generation video games is not fully sold and it has paid upfront significant license fees and manufacturing costs, its operating results and net worth may be materially adversely affected.

When publishing for game consoles, game publishers take on the burden of a great deal of inventory risk. All significant console manufacturers since Nintendo with its NES (1985) have monopolized the manufacture of every game made for their console, and have required all publishers to pay a license fee for every game so manufactured. This license fee is generally due at the time of manufacturing the game and is based upon the number of games being manufactured, unlike license fee payments in most other industries, in which license fees are paid following actual sales of the product. So, if a game publisher orders one million copies of its game, but half of them do not sell, the publisher has already paid the full console manufacturer license fee on one million copies of the game, and has to absorb that cost. Furthermore, non-moving inventory of games tend to decline substantially in value over time or to become obsolete. If this situation happens to the Company, and price concessions are not available to it on unsold products, it could incur significant losses, which could materially adversely affect its profitability and net worth.

The Company is dependent upon a limited number of customers and the loss of any of its key customers could materially adversely affect its business.

The Company is dependent on a small number of large customers for a significant portion of its sales, and the loss of one or more of these clients, or a significant decrease in total revenues from any of these clients, could seriously hurt its business. Historically, a substantial portion of the Company’s revenue has come from a limited number of clients. For example, the Company had three customers, GameStop, Wal-Mart and Pinnacle that accounted for 19%, 14% and 11%, respectively, of consolidated gross revenues for the six months ended December 31, 2007 and 24%, 10%, and 8%, respectively, of consolidated gross accounts receivable at December 31, 2007.

Approximately 95% of the Company’s sales are made through purchase orders subject to agreements with its customers, including GameStop, Wal-Mart and Pinnacle, through which the customer may reduce the titles they purchase from the Company, renegotiate the terms on which they purchase its games, or terminate their relationship with the Company at any time. Certain of the Company’s customers may decline to carry products containing mature content. A substantial reduction in orders, including as a result of a product being rated “AO” (age 18 and over); difficulty in collecting receivables in full, or within a reasonable time period, or within reserve levels; or termination of its relationship with the customer as a result of a number of factors (including their level of satisfaction with the support services they receive from the Company, demand for or pricing of competing titles, and their ability to continue their operations); could adversely affect the Company’s operating results and business viability.

The Company is dependent on the success of a few titles, and unless it is able to gain and maintain market acceptance for newly published titles in the future, its growth and earnings prospects could be severely compromised.

A limited number of titles may produce a disproportionately large amount of the Company’s sales. Due to this dependence on a limited number of games, the failure of one or more of these products to achieve anticipated results may significantly harm the Company’s business and financial results.

If the Company’s contracted game developers fail to deliver their finished titles on time, or at all, the Company stands to incur significant losses that could severely adversely affect its financial performance.

The Company relies upon its third-party software developers to deliver titles within anticipated release schedules and cost projections.

While timetables for the development and delivery of game software are set in advance, video game production schedules are difficult to predict and can be subject to delays. Schedule slippage is very common due to the uncertain schedules of software development. Most publishers have suffered a “false launch”, in which the development staff assures the company that game development will be completed by a certain date, and a marketing launch is planned around that date, including advertising commitments, and then after all the advertising is paid for, the development staff announces that the game will “slip”, and will actually be ready several months later than originally intended. When the game finally appears, the effects among consumers of the marketing launch - excitement and “buzz” over the release of, and intent of customers to purchase, the game - have dissipated, and lackluster interest leads to weak sales. These problems are compounded if the game is supposed to ship for the Christmas selling season, but actually slips into the subsequent year.

The development cycle for new titles can range from twelve to twenty four months and can be expected to increase in connection with the development of next-generation software. After development of a game, it may take between nine to twelve additional months to develop the product for other hardware platforms. As the Company has no direct control over the business, finances and operating practices of external game developers, a delay or failure by these developers to make shipments or to complete the work performed - whether due to operational issues, financial difficulties, or faulty business decisions - may result in delays in, or cancellations of, product releases that may threaten the Company’s ability to obtain sufficient amounts of its product to sell to its customers when they demand them. In addition, customers may, under certain contracts, have the ability to terminate agreements to purchase game publications in view of issues concerning work quality and originality, or prolonged delay or significant revisions to published games. Terminations by clients of their purchase commitments can significantly dampen the Company’s revenue and cause its business to suffer tremendous losses.

Because many leading independent video game developers are small companies that are dependent on a few key individuals for the completion of a project, this also exposes the Company to the risk that these developers will lose a key employee, go out of business before completing a project, or simply cease work on a project for which the Company’s has hired them, and this occurrence could also be highly detrimental to the Company’s ability to compete and to generate additional revenue.

If delays or disruptions occur in the delivery to the Company’s customers of newly published titles following their commercial release, the Company’s operating results could be materially adversely affected.

Certain of the Company’s licensing and marketing agreements contain provisions that would impose penalties in the event that the company fails to meet agreed upon video game release dates. The life cycle of a game generally involves a relatively high level of sales during the first few months after introduction, followed by a rapid decline in sales. New products may not achieve significant market acceptance or generate sufficient sales to permit the Company to recover development, manufacturing and marketing costs associated with these products. Because revenues associated with an initial product launch generally constitute a high percentage of the total revenue associated with the life of a product, delays in product releases or disruptions following the commercial release of one or more new titles could adversely affect the sales of such products and cause the Company’s operating results to materially suffer and differ from expectations.

If the Company incurs substantial costs for market testing and sales activities after its new games are published, and fails to anticipate market demand or secure customer contracts, its profitability and liquidity could be materially adversely affected.

The Company typically undertakes market testing and sales activities before each of its titles is eventually approved for deployment by a given customer. In addition, once a customer contract is signed, there is a period in which revisions to game features are made, which can contribute to further delays in the realization of revenue. If the Company incurs significant expenses associated with market testing, product revisions, and sales and marketing and is not successful in anticipating market demand for its games or in securing contracts from its targeted customers, it may generate insufficient revenue to fully cover its costs, including its investment in game development, and its profitability and liquidity could be severely affected.

If the Company incurs unanticipated levels of returns of its titles from customers, or price concessions granted to them, its operating results could significantly suffer.

The Company is exposed to the risk that customers will return its products, or seek to secure price concessions for any bulk orders. The company’s distribution arrangements with its customers generally do not give them the right to return titles to the Company or to cancel firm orders. However, when demand for its offerings falls below expectations, the Company can sometimes accept product returns for stock balancing and negotiate accommodations to customers in order to maintain healthy relationships with them as well as continued access to their sales channels. These accommodations include negotiation of price discounts and credits against future orders, referred to as price concessions. The estimated reserve for returns and price concessions is based on the Company management’s evaluation of expected sales, potential markdown allowances based on historical experience, market acceptance of products produced, retailer inventory levels, budgeted customer allowances and the nature of the title and existing commitments to customers.

While the Company believes that it can reliably estimate future returns and price concessions, it cannot predict with certainty whether existing reserves will be sufficient to offset any accommodations the Company will actually provide, nor can it predict the amount or nature of accommodations that it will provide in the future. Furthermore, the continued granting of substantial price protection and other allowances may require it to raise additional funds for its operating requirements, but there is no assurance that such funds will be available to it on acceptable terms, if at all. In addition, the license fees the Company pays Sony, Microsoft and Nintendo are non-refundable and cannot be recovered when titles are returned. Ultimately, if the Company’s return rates and price concessions for published titles materially exceed its reserves, its operating results may be adversely affected.

If the Company’s published titles suffer from grave defects, market acceptance of the Company’s product may be adversely affected, its results of operations adversely affected, and its reputation seriously harmed.

The Company’s published video games can contain major defects, which could delay market acceptance of its products; cause customers to either terminate relationships with, or initiate product liability suits against the company, or both; or divert the company’s engineering resources, and consequently adversely impact its results of operations and its reputation.

If the Company's licensed intellectual property is not adequately protected from unauthorized use or access by others, the Company's competitiveness could be significantly undermined and its viability adversely affected.

The Company has obtained licenses for video game software developed by third parties in connection with the Company's publishing business, and it regards these licenses, including for the trademarks, copyrights, patents and trade secrets to such video game software, as proprietary intellectual property. The underlying trademarks, copyrights, trade secrets and patents often are separately protected by the third party developers of the software by enforcement of intellectual property laws. To protect the Company's proprietary licenses from unauthorized use and infringement, the Company maintains employee or third-party nondisclosure and confidentiality agreements, contractual restrictions on copying and distribution, as well as "shrink-wrap" or "click-wrap" license agreements or limitations-on-use of software included with its products.

However, the Company's licenses are vulnerable to misappropriation and infringement, which could undermine its competitiveness and materially adversely affect its business. It is difficult to effectively police unauthorized use of its licenses and the Company cannot be certain that existing intellectual property laws will provide adequate protection for its products. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may try to copy its games, or to reverse engineer the licensed software. Well-organized piracy operations that have proliferated in recent years also have the ability to download pirated copies of its published software over the Internet. In addition, the laws of some foreign countries where the Company's products are or may be distributed may not protect its proprietary rights to as great an extent as US law, or are poorly enforced. If the Company is unable to protect its software against piracy, or prevent the misappropriation and infringement of its licenses in any form, its competitiveness and viability could be severely adversely affected.

If the Company infringes on the proprietary rights of others, unknowingly or not, it could sustain major damages to its business.

Although the Company believes its software and technologies and the software and technologies of third-party developers and publishers with whom it has contractual relations do not and will not infringe or violate proprietary rights of others, it is possible that infringement of proprietary rights of others has occurred or may occur.

Any claims of infringement, with or without merit, could be time consuming, costly and difficult to defend. Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could require the Company to discontinue the distribution of its interactive entertainment software, prevent it from obtaining a license or redesigning its games, block it from publishing new materials, and compel it to pay substantial damages. In the event of a successful claim of infringement, the Company may need to obtain one or more licenses from third parties, which may not be available at a reasonable cost, if at all; divert attention and resources away from its daily business; impede or prevent delivery of its published titles; and require it to pay significant royalties, licensing fees and damages. The defense of any lawsuit could result in time-consuming and expensive litigation, regardless of the merits of such claims, and could also result in damages, license fees, royalty payments and restrictions on the Company’s ability to provide its services, any of which could harm its business.

The Company is subject to the risks and uncertainties associated with international trade, which could adversely affect its business.

As the Company expands its international operations, the Company is exposed to other risks, including: different market dynamics and consumer preferences; unexpected changes in international political, regulatory and economic developments; increased credit risks, tariffs and duties; difficulties in coordinating foreign transactions and operations; shipping delays; and possible impediments to the collection of foreign accounts receivable. Moreover, all of the Company’s international sales are made in local currencies, which could fluctuate against the dollar. While the Company may use forward exchange contracts to a limited extent to seek to mitigate foreign currency risk, its results of operations could be adversely affected by unfavorable foreign currency fluctuations. These or other factors could have an adverse effect on its business.

If the Company is unable to effectively manage and fund its expansion initiatives, it could incur huge charges, which in turn could undermine its growth plans.

The Company has begun to expand its publishing operations, enlarge its work force, and increase its investments in proprietary games created by third-party developers. To manage this growth successfully, the Company must constantly hire, train and manage an increasing number of management, technical, marketing, and other personnel. Furthermore, the Company will require significant cash resources to fuel its expansion activities, and may have to seek debt or equity financing to fund related costs. There is no guarantee, however, that the Company could obtain the additional financing required on acceptable terms. The issuance of new equity securities of the Company, moreover, would result in dilution to the interests of its stockholders. Unless the Company is able to effectively manage its growth activities, its business may be materially adversely affected.

The Company may not be able to adequately adjust its cost structure in a timely fashion in response to a sudden decrease in demand.

A significant portion of the Company’s sales and marketing and general and administrative expenses are comprised of personnel and facilities. In the event of a significant decline in revenues, it may not be able to exit facilities, reduce personnel, or make other changes to its cost structure without disruption to its operations or without significant termination and exit costs. Management may not be able to implement such actions in a timely manner, if at all, to offset an immediate shortfall in revenues and profit. Moreover, reducing costs may impair the Company’s ability to produce and develop software titles at sufficient levels in the future. The Company is subject to the risk that its inventory values may decline and protective terms under supplier arrangements may not adequately cover the decline in values.

Failure to collect its accounts receivable on a timely basis will negatively impact the Company’s cash flow.

The Company’s sales are typically made on credit. The Company does not hold any collateral to secure payment from its customers. As a result, the Company is subject to credit risks, particularly in the event that a significant amount of its receivables represent sales to a limited number of retailers or are concentrated in foreign markets. Although the Company continually assesses the creditworthiness of its customers, which are principally large, national retailers, if it is unable to collect its accounts receivable as they become due, the Company’s financial condition and cash flow could be adversely affected. From time to time the Company may purchase from financial institutions insurance on its receivables (with certain limits) to help protect it from loss in the event of a customer’s bankruptcy or insolvency.

The Company’s quarterly operating results may fluctuate significantly due to various factors related to its operations, which could cause its stock price to decline and could result in substantial losses to investors.

The Company's quarterly operating results have varied widely in the past and are likely to vary in the future, due to numerous factors, several of which are not under its control. These factors include the timing of the Company's release of new titles, customer demand for the Company's titles, and fluctuations in receivables collections and quarterly working capital needs. Other factors that cause fluctuations in the Company's sales and operating results include:

•	The timing of release of its competitor’s products;

•	The popularity of both new titles and titles released in prior periods;

•	The profit margins for titles it sells;

•	Competition in the industry for retail shelf space;

•	Changing consumer demand for titles for different platforms; and

•	The timing of the introduction of new platforms and the accuracy of retailers’ forecasts of consumer demand.

The uncertainties associated with video game development, including varying manufacturing lead times, production delays and the approval process for products by hardware manufacturers and other licensors also make it difficult to predict the quarter in which the Company's products will ship and therefore may cause it to fail to meet financial expectations. In future quarters, operating results may fall below the expectations of securities analysts and investors and the price of its stock could decline significantly.

The video game publishing industry is highly seasonal, with the Christmas selling season accounting for a substantial portion of the industry's yearly sales of video and computer games, leading to a concentrated glut of high-quality competition every year in every game category during this seasonal period. Although the Company historically has not been materially impacted by the industry seasonality, primarily because it has produced a limited volume of video games that have been absorbed by the market even in low volume periods of the year, the Company may be impacted by the industry seasonality in the future as the Company increases the volume of its video game production. The Company's failure or inability to introduce products on a timely basis to meet seasonal fluctuations in demand could adversely affect its business and operating results in the future.

The Company believes that quarter-to-quarter comparisons of its operating results will not be a good indication of its future performance. The Company may not be able to maintain consistent profitability on a quarterly or annual basis. It is likely that in some future quarter, its operating results may be below the expectations of public market analysts and investors and as a result of the above-mentioned factors, and other factors described throughout this "Risk Factors" section, the price of  the Company’s common stock may fall or significantly fluctuate, and possibly bring about significant reductions to stockholder value.

The Company’s business activities may require additional financing that might not be able to be obtained on acceptable terms, if at all, which could have a material adverse effect on its financial condition, liquidity and its ability to operate going forward.

Although there can be no assurance, the Company’s management believes that based on the Company’s current operating plans, it will have sufficient capital resources to finance its operational requirements through the next 12 months. If unforeseen events occur that would require additional funding, the Company may need to raise additional capital or incur debt to fund its operations. The Company’s management would expect to seek such capital through sales of additional equity or debt securities and/or loans from financial institutions, but there can be no assurance that funds will be available on acceptable terms, if at all, and any sales of additional securities will be dilutive to investors.

Failure to obtain financing or obtaining financing on unfavorable terms could result in a decrease in the Company’s stock price and could have a material adverse effect on future operating prospects, or require a significant reduction in operations.

If the Company is unable to generate the cash that it needs to pursue its business plan, it may have to raise additional capital on terms unfavorable to its stockholders.

The operation or expansion of the Company’s business may require substantial additional financial, operational and managerial resources. If the Company is required to obtain additional funding in the future, it may have to sell assets, seek debt financing or obtain additional equity capital. Additional capital may not be available to it on favorable terms, or at all. If the Company is unable to obtain additional capital when needed, this could slow the Company’s growth, negatively affect its ability to compete in its industry and adversely affect its financial condition.

If the Company fails to retain the services of senior management, its business and prospects could be materially adversely affected.

The Company’s continued success will depend to a significant extent upon the performance and contributions of its senior management and upon the Company’s ability to attract, motivate and retain highly qualified employees. The Company is dependent upon key senior management to effectively manage the Company’s business in a highly competitive environment. If one or more of the Company’s key officers joins a competitor or forms a competing company, it may experience material interruptions in product development, delays in bringing products to market, difficulties in its relationships with licensors, suppliers and customers, and lose additional personnel, which could significantly harm its business, financial condition and operating results. Additionally, failure to continue to attract and retain qualified management personnel could adversely affect the Company’s business and prospects.

The Company does not have “key person” life insurance policies covering any of its employees, nor is it certain if any such policies will be obtained or maintained in the future. In particular, the Company will depend in large part on the abilities of Mr. Terry Phillips and Ms. Melanie Mroz, who are the Chairman, and President and Chief Executive Officer, respectively, of the Company, to effectively execute future strategies.

If the Company fails to hire and retain qualified personnel, in an industry where competition for qualified personnel is intense, its business could be seriously harmed.

The Company’s business, operating results and financial condition could be materially and adversely affected if the Company loses the services of key technical, sales or marketing employees, or if the Company failed to attract additional highly qualified employees. The Company’s employees are responsible for ensuring the timely publication, distribution and continued improvement of proprietary video games that the Company’s clients demand, for promptly addressing client requirements through technical and operational support services, and for identifying and developing opportunities to provide additional products and/or services to existing clients. The loss of the services of these employees, the inability to attract or retain qualified personnel in the future, or delays in hiring qualified personnel could limit the Company’s ability to generate revenues and to successfully operate the Company’s business.

Competition for employees can be intense and the process of locating key personnel with the right combination of skills is often lengthy. The Company relies to a substantial extent on the expertise, skills and knowledge of management, marketing, sales, technical and technology personnel to formulate and implement its business plan, as well as to identify, support, publish and market quality titles. Although the Company has granted incentives to some employees, it may not be able to continue to retain these personnel at current compensation levels, or at all. The compensation arrangements with such employees could result in increased expenses and have a negative impact on its operating results. In addition, if one or more of these individuals leave the Company, it may experience material delays in bringing products to market, which could have a material adverse effect on its business and prospects.

Growth of the Company’s business will result in increased demands on the Company’s management and limited human capital resources, which the Company may not be able to meet.

Any future growth in the combined business of the Company, whether organic or through acquisitions, will result in increased responsibility for the Company’s management and increased demands on the Company’s personnel. As the Company’s business grows, it will be required to retain qualified personnel who can expand their customer base and ensure continued development and delivery of highly innovative and technologically advanced games. The Company must continue to enhance and expand its management, technical, selling and marketing capabilities to accommodate this growth. To manage future growth, the Company will need to:

•	Retain and hire competent senior management and marketing personnel to manage publishing and marketing activities;

•	Maintain and expand their base of operating, financial and administrative personnel; and

•	Continue to train, motivate, and retain existing employees and attract and integrate new employees.

If the Company is unable to manage future expansion, its ability to provide and maintain superior services to its vendors and customers can be compromised, which could in turn damage its reputation and substantially harm the business.

Potential increased regulation of video game content and distribution can stifle growth and profitability and seriously hurt the Company’s business.

Video game entertainment has come under increased scrutiny from politicians and consumer advocacy groups many of which are calling for increased regulation/oversight of the content of video game products. Such potential regulation could raise costs or limit the market for video games, in general, and for the Company’s products in particular.

Consumer advocacy groups have opposed sales of video game software containing graphic violence or sexually explicit material or other objectionable content by pressing for legislation in these areas, including legislation prohibiting the sale of certain “M” rated video games to minors, and by engaging in public demonstrations and media campaigns, and various governmental bodies have proposed regulation aimed at the Company’s industry to prohibit the sale to minors of software containing such material. Additionally, retailers may decline to sell video games containing graphic violence or sexually explicit material that they deem inappropriate for their businesses. Some of the Company’s titles have received an “M” rating (age 17 and over). If retailers decline to sell the Company’s “M” rated products or if the Company’s products are rated “AO” (age 18 and over), the Company might be required to significantly change or discontinue particular titles.

Currently in the United States, the video game publishing industry is rated by the Entertainment Software Rating Board or ESRB, a self-regulated volunteer video game rating organization. The ESRB, through its ratings system, requires game publishers to provide consumers with information relating to video game content, including graphic violence, profanity or sexually explicit material contained in software titles. There are similar ratings agencies in the UK, Germany, Australia and other geographic territories.

Failure to obtain a target rating for certain of the Company’s products, as well as game re-rating, could negatively impact its sales.

The ESRB system uses a rating symbol that suggests the appropriate player age group, and content descriptor information, such as graphic violence, profanity, or sexually explicit material. The ESRB rating is printed on each game package and retailers may use the rating to restrict sales to the recommended age groups. Retail customers take the ESRB rating into consideration when deciding which games they will purchase. If the ESRB or a manufacturer determines that any of the Company’s video games should have a rating directed to an older or more mature consumer, the Company may be less successful in marketing and selling said games.

The Company claims compliance with rating system requirements and the proper display of the designated rating symbols and content descriptors. In some instances, however, the Company may have to modify certain games in order to market them under the expected rating, which could delay or disrupt the release of these games. In the United States, the Company expects its software titles to receive ESRB ratings of “E” (age 6 and older), “E10+” (age 10 and older), “T” (age 13 and over) or “M” (age 17 and over). In addition to these ratings, the ESRB may also rate a game as “AO” (age 18 and over). A few of the Company’s published titles have been rated “M” by the ESRB. If the Company is unable to obtain “M” ratings as a result of changes in the ESRB’s ratings standards or for other reasons, including the adoption of legislation in this area, the Company’s business and prospects could be negatively affected. In the event any of the Company’s games are re-rated by the ESRB, it may be required to record a reserve for anticipated product returns and inventory obsolescence which could expose it to additional litigation, administrative fines and penalties and other potential liabilities, and could adversely affect its operating results.

New legislation, content policies adopted by retailers, and litigation could inhibit sales of the Company’s products.

Legislation has been introduced at the local, state and federal levels for the establishment of a government-mandated rating and governing system in the United States and in foreign countries for the video game software publishing industry. Various foreign countries already allow government censorship of video games. The Company believes that if its industry were to become subject to a government rating system, its ability to successfully market and sell its products could be adversely affected.

In the United States, proposals have been made by numerous state legislators to regulate the sale of video games containing violent or sexually explicit material by prohibiting the sale of such products to under 17 or 18 audiences and proposing penalties for non-compliance, and certain states have recently sought to adopt laws regulating “M” or “AO” rated products or products otherwise depicting violent or sexually explicit materials. While such legislation has been successfully enjoined by industry and retail groups, the adoption into law of such legislation in federal and/or in state jurisdictions in which the Company does significant business could severely limit the retail market for its “M” rated titles.

Furthermore, a United States Senate bill, referred to as The Family Entertainment Protection Act, proposes to adopt a common rating system for video game software, television and music containing violence or sexually explicit material and to prohibit the sale of “M” rated, “AO” rated and “Rating Pending” products to under-17 audiences. The Federal Trade Commission has issued reports with respect to the marketing of such material to minors. If the bill is adopted into law, it may limit the potential market for the Company’s “M” rated products, and adversely affect its operating results.

Certain countries have also established similar rating systems as prerequisites for sales of video game software in such countries. In some instances, the Company may be required to modify certain of its games to comply with the requirements of these rating systems, which could delay the release of said games in these countries. Other countries, such as Germany, have adopted laws regulating content both in packaged games and those transmitted over the Internet that are stricter than current United States laws.

Moreover, retailers may decline to sell video game software containing graphic violence or sexually explicit material. Some trade organizations also require video game publishers to provide consumers with information relating to graphic violence, profanity, or sexually explicit material contained in software titles, and they impose penalties for non-compliance.

Additionally, although lawsuits seeking damages for injuries allegedly suffered by third parties as a result of video games have been unsuccessful in the courts, claims of this kind can be asserted against the Company.

The Chairman of the Company is subject to an SEC cease and desist order.

Mr. Terry Phillips, the Chairman of the Company agreed, in May 2007, to a settlement with the SEC in a proceeding arising from certain actions in 2000 and 2001. Without admitting or denying the allegations, Mr. Phillips agreed to consent to the entry of an order to cease and desist from committing or causing any violations of Section 10(b) of the Exchange Act and Exchange Act Rules 10b-5 and 13b2-1 and from causing any violations of Sections 13(a) and 13(b)(2)(A) of the Exchange Act and Exchange Act Rules 12b-2, 13a-1 and 13a-13.

This proceeding arose from the involvement in 2000 and 2001 of Mr. Phillips, Capitol Distributing, L.L.C, and another private company in which Mr. Phillips was a principal, in certain actions of Take-Two Interactive Software, Inc., where Mr. Phillips was accused of taking receipt of merchandise from Take-Two Interactive Software, Inc. and later returning the merchandise to Take-Two without making an effort to sell the merchandise. In his agreement to cease and desist, Mr. Phillips paid a civil penalty of $50,000.

Should Mr. Phillips be found to have violated the terms of the SEC’s order in the future, he may be subject to further enforcement action, including legal action imposing injunctive relief and assessing fines or penalties, which could have a material impact on the Company’s reputation and business.

Risks Relating to the Company’s Securities

Fulfilling the obligations incident to being a public company after completing the Acquisition will be expensive and time consuming.

Each of the Company, as a former blank-check company, and SouthPeak, as a private company, has maintained relatively small finance and accounting staffs. Neither the Company nor SouthPeak currently has an internal audit group. Although the Company has maintained disclosure controls and procedures and internal control over financial reporting as required under the federal securities laws with respect to its very limited activities, the Company has not been required to maintain and establish such disclosure controls and procedures and internal control as will be required with respect to businesses such as SouthPeak with substantial operations. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, the Company will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require significant management time, place significant additional demands on the Company’s finance and accounting staff and on the Company’s financial, accounting and information systems, and increase its insurance, legal and financial compliance costs. The Company may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Section 404 of the Sarbanes-Oxley Act of 2002 will require the Company to document and test its internal controls over financial reporting for fiscal 2008 and beyond. Any delays or difficulty in satisfying these requirements could adversely affect its future results of operations and its stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 will require the Company to document and test the effectiveness of its internal controls over financial reporting in accordance with an established internal control framework and to report on its conclusion as to the effectiveness of its internal controls. It may cost the Company more than it expects to comply with these control- and procedure-related requirements.

The Company may discover in the future areas of its internal controls that need improvement, including with respect to other businesses that it may acquire in the future. The Company cannot be certain that any remedial measures it takes will ensure that it implements and maintains adequate internal controls over its financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm operating results or cause it to fail to meet its reporting obligations. If the Company is unable to conclude that it has effective internal controls over financial reporting, or if its independent auditors are unable to provide it with an unqualified report regarding the effectiveness of its internal controls over financial reporting as of June 30, 2009 and in future periods as required by Section 404, investors could lose confidence in the reliability of its financial statements, which could result in a decrease in the value of the Company’s common stock. Failure to comply with Section 404 could potentially subject the Company to sanctions or investigations by the SEC or other regulatory authorities.

Because the Company does not currently intend to pay dividends on its common stock, stockholders will benefit from an investment in its common stock only if it appreciates in value.

The Company does not currently anticipate paying any dividends on shares of its common stock. Any determination to pay dividends in the future will be made by the Company’s board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors the Company’s board of directors deems relevant. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of the Company’s common stock. There is no guarantee that the Company’s common stock will appreciate in value or even maintain the price at which stockholders purchased their shares.

The market price for the Company’s common stock may be highly volatile as a result of, among other things, factors affecting the industry.

The market price of the Company’s common stock may be highly volatile. Factors such as operating results, announcements by it or its competitors and various factors affecting the video game software publishing industry may have a significant impact on the market price of its common stock.

The Company seeks to manage its business with a view to achieving long-term results, and this could have a negative effect on short-term trading.

The Company’s focus is on creation of stockholder value over time, and it intends to make decisions that will be consistent with this long-term view. As a result, some of its decisions, such as whether to make or discontinue operating investments, manage its balance sheet and capital structure, or pursue or discontinue strategic initiatives, may be in conflict with the objectives of short-term traders. Further, this could adversely affect its quarterly or other short-term results of operations.

The warrants of the Company may have an adverse effect on the market price of its common stock.

The Company has outstanding warrants to purchase 13,655,000 shares of common stock. Certain of the Company’s current affiliates hold warrants to purchase 910,320 shares of common stock at $5.00 per share. There will also be an option to purchase 200,000 Class Z warrants and 260,000 Class W warrants issued to the representative of the underwriters in the Company’s initial public offering. The sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for the Company’s securities or on its ability to obtain future public financing. If and to the extent these warrants are exercised, the common stockholders may experience dilution to their holdings.

The registration for resale by the holders of Series A Preferred may have an adverse effect on the market price of the Company’s common stock.

The Company  has agreed to file a registration statement to register for resale certain securities held by the holders of shares of Series A Preferred. If all of these shares and warrants are registered for resale, there will be an additional 2,000,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of the Company’s common stock.

Holders of Series A Preferred have liquidation rights senior to the holders of the Company’s common stock.

The Company’s board of directors has the authority to designate and issue preferred stock that may have dividend, liquidation and other rights that are senior to those of the Company’s common stock. In connection with the Acquisition, the board designated 15,000,000 shares of Series A Preferred, 2,000,000 shares of which have been issued at a price of $1.00 per share. Holders of shares of the Company’s Series A Preferred are entitled to a liquidation preference before amounts are distributed on shares of the Company’s common stock equal to the original issue price of these shares. This right will reduce the remaining amount of the Company’s assets, if any, available to distribute to holders of the Company’s common stock.

Financial Information

Reference is made to the disclosure set forth under Items 2.02 and 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Employees

The employees of the Company are described in the Definitive Proxy Statement (No. 000-51869), dated April 11, 2008, in the Section entitled “Employees” on page 107, and incorporated herein by reference.

Properties

The facilities of the Company are described in the Definitive Proxy Statement (No. 000-51869), dated April 11, 2008, in the Section entitled “Properties” on page 107, and incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock, as of May 14, 2008, for:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

•	each director and named executive officer of the Company; and

•	the directors and executive officers of the Company as a group.

The numbers and percentages of shares of common stock beneficially owned as of May 14, 2008 are based on 35,920,100 shares of common stock outstanding. The table also assumes that none of the shares of common stock issuable upon exercise of the Company’s warrants are issued, other than as set forth in the footnotes to the table with respect to specific holders.

Unless otherwise indicated, the principal address of each of the persons below is c/o SouthPeak Interactive Corporation, 2900 Polo Parkway, Suite 200, Midlothian, Virginia 23113.

	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Executive Officers and Directors
Terry M. Phillips	17,500,000	48.7%
Melanie Mroz	3,500,000	9.7%
Andrea Gail Jones	-	*
Abhishek Jain(1)	726,600	2.0%
All executive officers and directors as a group (4 persons)	21,726,600	59.3%

Beneficial Owners of 5% or More:
Greg Phillips	10,500,000	29.2%
Kathleen L. Morgan	3,500,000	9.7%
Hummingbird Management, L.L.C.(2)	2,577,000	6.7%

*	Less than 1% of the outstanding shares of common stock

(1)
Includes 726,520 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants. The shares and warrants are held by WTP Capital, LLC. Mr. Jain is the Chief Executive Officer and a member of  WTP Capital, LLC and, as such exercises voting and disposition power over these shares and warrants.

(2)
Includes 1,800,000 shares of Series A Preferred convertible into shares of common stock and 736,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants. The Hummingbird Value Fund, LP (“HVF”) owns 600,000 shares of Series A Preferred and 281,600 Class W warrants, 95,000 Class Z warrants and 24,500 shares of common stock; The Hummingbird Microcap Value Fund, LP (“HMF”) owns 600,000 shares of Series A Preferred and 121,000 Class W warrants, 50,000 Class Z warrants and 15,500 shares of common stock, Hummingbird Concentrated Fund, L.P. (“HCF”) owns 600,000 shares of Series A Preferred and 44,600 Class W warrants; Hummingbird SPAC Partners, L.P. (“HSP”) owns 143,800 Class W warrants; and Tarsier Nanocap Value Fund, L.P. (“Tarsier”) owns 1,000 shares of common stock. As investment manager of HVF, HMF, HCF, HSP and Tarsier Hummingbird Management, LLC (“Hummingbird”) may be deemed to have the sole voting and investment authority over the shares of Series A Preferred, the Class W and Z warrants and the common stock owned by HVF, HMF, HCF, HSP and Tarsier. The managing member of Hummingbird is Paul Sonkin. Mr. Sonkin, as the managing member and control person of Hummingbird, may be deemed to have the sole voting and investment authority over the shares of Series A Preferred, the Class W and Z warrants and the common stock beneficially owned by Hummingbird. Hummingbird Capital, LLC (“Hummingbird Capital”), as the general partner of HVF, HMF, HCF, HSP and Tarsier, may be deemed to have the sole voting and investment authority over the shares of Series A Preferred, the Class W and Z warrants beneficially owned by HVF, HMF, HCF, HSP and Tarsier. Mr. Sonkin is also the managing member of Hummingbird Capital. Each of Hummingbird, Mr. Sonkin and Hummingbird Capital disclaim any beneficial ownership of the shares of Series A Preferred, the Class W and Z warrants and the common stock owned by HVF, HMF, HCF, HSP and Tarsier. The business address of Hummingbird Management, LLC 460 Park Avenue, 12th Floor, New York, New York 10022.

Directors and Executive Officers

The board of directors and executive officers of the Company are as follows:

Name	Age	Position
Terry Phillips	49	Chairman
Melanie Mroz	44	Chief Executive Officer, President and Director
Andrea Gail Jones	36	Chief Financial Officer
Abhishek Jain	39	Director

Terry Phillips has been the managing member of SouthPeak since 2000, when he purchased certain SouthPeak assets from SAS Institute. Mr. Phillips is also the managing member of Phillips Sales, Inc. (PSI), a company that he founded in 1991 that has become one of the largest manufacturer representative agencies specializing in the video game industry. PSI represented many of the industry leading companies including, Sony Computer Entertainment America, THQ, Take-Two, Midway, Capcom Namco and Konami. PSI was awarded “manufacturer representative of the year” by Sony Computer Entertainment America in 1998 and has generated over $2 billion in sales since inception. In 2003, substantially all of Phillips Sales was sold to an ESOP. From March 1999 to present, Mr. Phillips was the manager of Capitol Distributing, L.L.C., a video game distribution company. From 1987 to 1991, Mr. Phillips was Vice President of Sales for Acclaim Entertainment, a video game publisher. In an administrative proceeding before the SEC, in May 2007, Mr. Phillips agreed to cease and desist from committing or causing any violations of Section 10(b) of the Exchange Act and Exchange Act Rules 10b-5 and 13b2-1 and from causing any violations of Sections 13(a) and 13(b)(2)(A) of the Exchange Act and Exchange Act Rules 12b-2, 13a-1 and 13a-13. This proceeding arose from the involvement in 2000 and 2001 of Mr. Phillips, Capital Distributing and another private company in which he was a principal in certain actions of Take-Two Interactive Software, Inc. See “Risk Factors” for a further discussion of the cease and desist proceeding of the associated risks. Mr. Phillips holds a Bachelor of Science in Business Administration from Elmira College in New York.

Melanie Mroz has been a member of SouthPeak since 2000. In 2005, she assumed responsibility for SouthPeak’s day-to-day operations.  In 1996, Ms. Mroz joined Phillips Sales, Inc., one of the largest manufacturer representative agencies in the video game industry, to head its representation of Sony Computer Entertainment America and thereafter assumed other management duties. While at Phillips Sales, Inc., Ms. Mroz presented some of the most successful video game titles in the industry to major retailers, including titles such as “Metal Gear Solid” from Konami America and “Grand Theft Auto” from Take-Two Interactive Software, Inc. From January 1995 to December 1996, Ms. Mroz was the Vice President of Sales for Digital Pictures, Inc., a private digital imaging, animation, and video products producer. From March 1992 to January 1995, Ms. Mroz was the national sales manager for Sony Imagesoft. Ms. Mroz entered the interactive software industry in 1986 with entertainment and educational software distributor SoftKat, then a division of W.R.Grace & Co. Ms. Mroz began with SoftKat as a buyer in the purchasing department and later became the Director of Purchasing. Ms. Mroz holds a Bachelor of Science from Winona State University in Minnesota.

Andrea Gail Jones joined SouthPeak in June 2007. Prior to joining SouthPeak, Ms. Jones worked from 1999 until 2007 as a manager for Gregg and Bailey, P.C., a Richmond, Virginia based accounting firm of which SouthPeak was a client. From 1993 to 1999, Ms. Jones worked for Cherry, Bekaert, and Holland, L.L.P. as a tax specialist. She holds a Bachelor of Science in accounting from Virginia Tech and is a licensed Certified Public Accountant.

Abhishek Jain has been the President and a member of the Board of Directors of the Company since its inception and its Chairman and Chief Executive Officer from April 28, 2008 to May 12, 2008. Mr. Jain has been the Chief Executive Officer of WTP Capital, LLC, a private equity firm, since December 2004, and Chief Executive Officer of Washington Technology Partners, Inc., an affiliated private equity firm, since 2000.  In June 2006, Mr. Jain became the Chairman of Vigilar, one of WTP Capital's portfolio companies. From January 2003 to July 2003, Mr. Jain was President of Megasoft Limited, a Bombay Stock Exchange listed software solutions company. In 1998, Mr. Jain was a founding partner in the law firm of Jones Jain LLP, a corporate law firm, and remained a partner at that firm until September 2000, when it was acquired by Greenberg Traurig, another corporate law firm. From 1995 to 1998, he was an attorney at Jones, Day, Reavis & Pogue, a corporate law firm, and from 1994 to 1995 he was an attorney at Holland & Knight, a corporate law firm. From 1996 to September 2000, Mr. Jain served as counsel to the Embassy of India in the U.S. Mr. Jain was a Governor-appointed member of the board of the Virginia Biotechnology Research Park Authority, a public entity that governs Virginia's biotechnology parks, from June 2001 to June 2005. Mr. Jain was Co-President and board member of the Indian CEO Council from March 2002 to March 2005. Mr. Jain received a B.S., cum laude, from Towson State University and a J.D. from the University of Maryland School of Law.

Executive Compensation

Directors

The Company’s non-employee directors will receive varying levels of compensation for their services as directors based on their eligibility to be members of the Company’s audit, compensation and nominating and corporate governance committees. The Company anticipates determining director compensation in accordance with industry practice and standards. At this time, the Company has had no discussions with its non-employee directors about compensation

Executive Officers

The policies of the Company with respect to the compensation of Mr. Phillips, Ms. Mroz and other executive officers will be administered by the Company’s board of directors in consultation with its compensation committee. This compensation committee will be formed from independent directors on the Company’s board of directors. The compensation policies followed by the Company will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the compensation committee will be charged with recommending executive compensation packages to the Company’s board of directors.

It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages as the Company believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. The Company believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. The employment agreements discussed under Item 1.01 of this Current Report on Form 8-K and the 2008 Equity Incentive Compensation Plan reflect what the Company believes is a focus on performance- and equity-based compensation. The Company has not yet adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.

Employment Agreements

As a condition to closing the Membership Interest Purchase Agreement, the Company entered into employment agreements with Mr. Phillips and Ms. Mroz. Under the employment agreements, Mr. Phillips became the Company’s Chairman and Ms. Mroz became the Company’s Chief Executive Officer and President. Each employment agreement has an initial term of three years, and will automatically renew for successive additional one-year periods thereafter unless either party notifies the other that the term will not be extended.

Under these employment agreements, Mr. Phillips has an initial annual salary of $100,000 and Ms. Mroz has an initial annual salary of $150,000. The initial annual salary of Mr. Phillips and Ms. Mroz is subject to review and potential increase by the Company’s board or compensation committee. In addition, each is eligible to receive bonuses and equity awards that may granted by the board or compensation committee.

Each of these employment agreements provides for continuation of salary and benefits for a period of three months upon the termination of the executive’s employment other than for cause, as defined in the agreements. In addition, the agreements provide for non-competition for a period ending one year following the termination of employment.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the employment agreements with Mr. Phillips and Ms. Mroz.

Company

No executive officer of the Company has received any cash compensation for services rendered to the Company prior to May 12, 2008. Commencing on April 25, 2006 and ending on April 25, 2008, the Company was obligated to pay Everest Telecom LLC a fee of $7,500 per month for providing the Company with office space and certain office and secretarial services. Everest Telecom is an affiliate of Rahul Prakash, the Company’s former Chief Executive Officer and former Chairman of the Company’s board of directors. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, was be paid to any of the Company’s founders or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the closing of the Acquisition. However, the Company’s founders were be reimbursed for out-of-pocket expenses incurred in connection with activities on the Company’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Since the Company’s formation, it has not granted any stock options or stock appreciation rights or any awards under long-term incentive plans.

SouthPeak

COMPENSATION DISCUSSION AND ANALYSIS

SouthPeak, as a limited liability company, has not designated executive officers. Mr. Phillips serves as the sole managing member, Ms. Mroz serves as the manager in charge of day-to-day operations and Ms. Jones serves as the chief financial officer of SouthPeak. Neither Mr. Phillips nor Ms. Mroz received distributions from SouthPeak during the fiscal year ended June 30, 2007 or to date for fiscal year 2008 other than distributions made for the payment of income taxes. Basic insurance benefits were provided through Phillips Sales, Inc. Only Ms. Jones, as a non-member of SouthPeak is compensated by the company as an executive officer. Ms. Jones joined SouthPeak on June 20, 2007. Ms. Jones’ compensation was established as a negotiated amount to account for her interim status and was not indicative of any compensation program that SouthPeak was considering for key or executive employees.

Base Salary. Ms. Jones’ base salary has been established at $105,000 for fiscal year 2008.

Summary Compensation Table

The following table presents compensation information for the fiscal year ended June 30, 2007, for Mr. Phillips, Ms. Mroz, and Ms. Jones as the only executive officers of SouthPeak. No employee of the company received total compensation in excess of $100,000 for the fiscal year ended June 30, 2007.

Name and Position	Fiscal Year Ended June 30,	Salary	Bonus	All Other Compensation	Total
Terry Phillips, Managing Member	2007	$-	$-	$-	$-
Melanie Mroz, Manager	2007	$-	$-	$-	$-
Andrea Jones, Chief Financial Officer (1)	2007	$3,500	$-	$-	$3,500

(1)   Ms. Jones began employment on June 20, 2007.

Certain Relationships and Related Transactions

The certain relationships and related party transactions are described in the Definitive Proxy Statement (No. 000-51869), dated April 11, 2008, in the Section entitled “Certain Relationships and Related Party Transactions” beginning on page 144 and incorporated herein by reference.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning certain related party transactions.

Legal Proceedings

The legal proceedings of the Company are described in the Definitive Proxy Statement (No. 000-51869), dated April 11, 2008, in the Sections entitled “Information about SouthPeak - Legal Proceedings” and “Information about GSPAC - Legal Proceedings” on pages 107 and 125, respectively, and incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Price. The Company’s Class B common stock ceased trading on the Over-the-Counter Bulletin Board and was automatically cancelled and converted into a right to receive $5.36 per share from the Company’s trust fund on April 25, 2008. As a result of the cancellation of the Class B common stock, the Company’s Series B units were mandatorily separated from their associated Class W warrants and then cancelled on April 25, 2008.

The Company’s Series A units, common stock, Class W warrants and Class Z warrants are listed on the Over-the-Counter Bulletin Board under the symbols GSPAU, GSPA, GSPAW and GSPAZ, respectively. The closing price for the securities on May 12, 2008, the most recent trading day practicable before the date of this Current Report on Form 8-K, was $3.10, $1.02, $0.05 and $0.11, respectively.

The Company’s units commenced public trading on April 25, 2006, and common stock and warrants commenced public trading on July 14, 2006. The table below sets forth, for the calendar quarters indicated, the high and low bid prices for the securities as reported on the Over-the-Counter Bulletin Board in US dollars. These quotations reflect inter-dealer prices, without markup, markdown or commissions, and may not represent actual transactions.

	Common Stock		Class W Warrants		Class Z Warrants		Series A Units
	High	Low	High	Low	High	Low	High	Low
2006
Fourth Quarter	$2.50	$2.25	$0.45	$0.35	$0.52	$0.36	$13.50	$8.85

2007
First Quarter	3.30	2.45	0.54	0.36	0.66	0.39	13.10	9.25
Second Quarter	2.75	2.25	0.41	0.36	0.45	0.40	11.10	9.16
Third Quarter	3.00	2.50	0.38	0.35	0.52	0.40	9.70	9.00
Fourth Quarter	1.74	1.25	0.20	0.03	0.33	0.27	6.25	4.75

2008
First Quarter	1.75	1.03	0.26	0.04	0.32	0.24	6.70	4.70

Dividends. The Company has not paid cash dividends on its capital stock and does not intend to pay cash dividends in the foreseeable future and, instead, intends to retain any earnings for use in its business.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, concerning the recent sales of unregistered securities.

Description of Securities

Overview. The Restated Charter authorizes up to 90,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share, 15,000,000 shares of which has been designated Series A Preferred. As of May 15, 2008, 35,920,100 shares of the Company’s common stock and 2,000,000 of the Company’s Series A Preferred were issued and outstanding.

The following descriptions of the Company’s securities and provisions of its Restated Charter and bylaws, are summaries of their material terms and provisions and are qualified by reference to the complete text of the forms of Restated Charter and bylaws, which are incorporated by reference in their entirety and are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

Common Stock. Holders of the Company’s common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionately any dividends that may be declared by the Company’s board of directors, subject to the preferences and rights of any shares of preferred stock. In the event of the Company’s liquidation, dissolution or winding-up, holders of common stock will be entitled to receive proportionately any of the Company’s assets remaining after the payment of debts and liabilities and subject to the preferences and rights of any shares of preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights and privileges of holders of the Company’s common stock are subject to any series of preferred stock that the Company has issued or may issue in the future, including the Series A Preferred.

Preferred Stock. The Restated Charter provides that the Company’s board of directors has the authority, without further vote or action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including but not limited to, dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The issuance of preferred stock could adversely affect the rights of holders of common stock.

Series A Preferred. Shares of the Series A Preferred are initially convertible at a rate of $1.00 per share, or up to 15,000,000 shares in the aggregate. The anti-dilution protection of the Series A Preferred is based on the weighted average price of shares issued below the conversion price; provided that (a) shares issued in connection with compensatory equity grants, (b) shares issued for consideration other than cash pursuant to a merger, acquisition or other business combination, (c) shares issued upon conversion of certain outstanding debt of SouthPeak, and (d) other issuances as set forth in the certificate of designations of the Series A Preferred are excluded from the anti-dilution protections of the Series A Preferred.

The Series A Preferred votes together as a single class and on an as converted basis with the common stock. The Series A Preferred has no dividend right. The Company can require the conversion of the Series A Preferred if the 10 day weighted closing price per share of the Company’s common stock is at least $2.00.

Warrants. There are currently outstanding Class W warrants to purchase 7,517,500 shares of the Company’s common stock and Class Z warrants to purchase 6,387,500 shares of the Company’s common stock.

Each Class W warrant entitles the registered holder to purchase one share of the Company’s common stock at a price of $5.00 per share, subject to adjustment as discussed below. The Class W warrants will expire on April 17, 2011 at 5:00 p.m., New York City time.

The Company may call the Class W warrants (other than those outstanding prior to its initial public offering held by its initial security holders or their affiliates, but including Class W warrants issued upon exercise of the purchase option described below), with the prior consent of HCFP/Brenner Securities LLC, or HCFP/Brenner, the representative of the underwriters in the Company’s initial public offering, for redemption,

•	in whole or in part,

•	at a price of $.05 per Class W warrant at any time after the Class W warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class W warrantholder, and

•
if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $7.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class W warrantholders.

Each Class Z warrant entitles the registered holder to purchase one share of the Company’s common stock at a price of $5.00 per share, subject to adjustment as discussed below. The Class Z warrants will expire on April 17, 2013 at 5:00 p.m., New York City time.

The Company may call the Class Z warrants (other than those outstanding prior to the Company’s initial public offering held by its initial security holders or their affiliates, but including Class Z warrants issued upon exercise of the purchase option described below), with the prior consent of HCFP/Brenner, for redemption,

•	in whole or in part,

•	at a price of $.05 per Class Z warrant at any time after the Class Z warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class Z warrantholder, and

•
if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $8.75 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class Z warrantholders.

Since the Company may redeem the Class W warrants and Class Z warrants only with the prior consent of HCFP/Brenner and it may hold warrants subject to redemption, HCFP/Brenner may have a conflict of interest in determining whether or not to consent to such redemption. The Company cannot assure you that HCFP/Brenner will consent to such redemption if it is not in HCFP/Brenner’s interest even if it is in our best interest.

The exercise price and number of shares of common stock issuable on exercise of the Class W warrants and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the Class W warrants and Class Z warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The Class W warrants and Class Z warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to the Company, for the number of warrants being exercised. The Class W warrantholders and Class Z warrantholders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by common stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot assure you that it will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the Class W warrants and Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option. HCFP/Brenner, has the option to purchase:

•	40,000 shares of the Company’s common stock and 200,000 Class Z warrants, and

•	260,000 shares of the Company’s common stock and 260,000 Class W warrants.

The warrants issued to HCFP/Brenner under the purchase option have an exercise price of $5.50 per share and the Class Z warrants expire on April 17, 2011 at 5:00 p.m., New York City time, as opposed to April 17, 2013 for all other Class Z warrants. The purchase option is exercisable for an aggregate of $280,500 for the 40,000 shares of the Company’s common stock and 200,000 Class Z warrants and $2,166,450 for the 260,000 shares of the Company’s common stock and 260,000 Class W warrants, and it expires on April 17, 2011. Although the purchase option and its underlying securities have been registered, the option grants to the holder demand and “piggy back” rights for periods of five and seven years, respectively, from April 18, 2006 with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of securities issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at prices below the option exercise price.

Registration Rights.

The Company is obligated to file a registration statement with the SEC covering the resale of the shares of its common stock issued upon conversion of the Series A Preferred and the exercise of Class Y warrants within 30 days following the Company’s filing of its Form 10-K for the fiscal year in 2008 but no later than January 15, 2009 (the “Filing Deadline”).

If the registration statement is not filed with the SEC by the Filing Deadline, the Company will make pro rata payments to each holder of Series A Preferred in an amount equal to .5% of the aggregate amount invested by such holder of Series A Preferred for each 30 day period (or portion thereof) for which no registration statement is filed. If a shelf registration statement is not filed with the SEC on or prior to the date that is 30 days after the date upon which the Company becomes eligible to use a registration statement on Form S-3, the Company must pay each holder of Series A Preferred .5% of the aggregate purchase price paid by such holder of Series A Preferred attributable to the shares that remain unsold for each 30 day period (or portion thereof) during which sales under the registration statement are not permitted. If the registration statement is declared effective by the SEC and after such effectiveness, subject to certain exceptions, sales cannot be made pursuant to the registration statement, the Company must pay each holder of Series A Preferred .5% of the aggregate amount invested by such holder of Series A Preferred for each 30 day period (or portion thereof) following the date by which such registration statement should have been effective.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the Registration Rights Agreement between the Company and the holders of Series A Preferred.

Delaware Anti-Takeover Law and Provisions in the Company’s Restated Charter and Bylaws

Delaware Anti-Takeover Statute. The Company is subject to Section 203 of the Delaware General Corporation Law. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless the transaction in which the person became an interested stockholder is approved in a manner presented in Section 203 of the Delaware General Corporation Law. Generally, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and employees, owns, or within three years, did own, 15% or more of a corporation’s voting stock.

Certificate of Incorporation. the Restated Charter provides that:

•	its board of directors may issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock of which 15,000,000 shares has been designated Series A Preferred;

•
vacancies on the board of directors, including newly created directorships, can be filled by the board of directors if a quorum is then in office and present, a majority of the directors then in office if less than a quorum is then in office, or the sole remaining director; and

•	its directors may be removed only for cause.

Bylaws. The Company’s bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice to the Company in writing. To be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date, in order to be timely notice from the stockholder must be received:

•	not earlier than 120 days prior to the annual meeting of stockholders; and

•	not later than 90 days prior to the annual meeting of stockholders or the tenth day following the date on which notice of the annual meeting was mailed or made public.

In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder, in order to be timely, must be received not later than the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made or mailed.

The Company’s bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual or special meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders. In addition, a two-thirds supermajority vote of stockholders will be required to amend the Company’s bylaws.

The provisions in the Company’s Restated Charter and bylaws are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions also are designed to reduce the Company’s vulnerability to an unsolicited proposal for a takeover of the Company that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of the Company. These provisions, however, could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. They may also have the effect of preventing changes in the Company’s management.

Listing of the Company’s Securities. The securities of the Company are traded on the Over-the-Counter Bulletin Board.

Transfer Agent and Warrant Agent. The transfer agent for the Company’s securities and warrant agent for the Company’s warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney’s fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, (i) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, (ii) in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

Article VI of the Company’s Restated Charter provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Article VII of the Company’s Restated Charter also provides that the Company shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at the request of the Company as a director or officer of another corporation, partnership, limited liability company joint venture, trust or other enterprise.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements and supplementary data of the Company.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Item 3.02. Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, on May 12, 2008, the Company issued 35,000,000 shares of its common stock to the former members of SouthPeak pursuant to the Membership Interest Purchase Agreement. The Company is relying upon Rule 506 of Regulation D under the Securities Act of 1933, as amended, in connection with the issuance of these shares. The 34,000,000 shares of the Company’s common stock issued on May 12, 2008, and the 1,000,000 shares of the Company’s common stock previously issued to Mr. Terry Phillips on April 25, 2008, are payment by the Company of the purchase price of $35,000,000 under the Membership Interest Purchase Agreement. The shares of the Company’s common stock have been valued at $1.00 per share. No commission or other compensation is being paid.

As described in Item 1.01 of this Current Report on Form 8 K, on May 12, 2008, the Company issued 2,000,000 shares of Series A Preferred to certain Investors pursuant to the Preferred Stock Purchase Agreement. The Company is relying upon Rule 506 of Regulation D under the Securities Act of 1933, as amended, in connection with the issuance of these shares. The shares of Series A Preferred were issued for gross proceeds of $2,000,000 at a purchase price of $1.00 per share. In exchange for investment banking services related to the sale of the Series A Preferred, the Company shall pay HCFP/Brenner a fee consisting of (a) cash in an amount equal to 6.5% of the gross proceeds received by the Company, (b) warrants with an exercise price of $1.00 to purchase a number of shares of common stock equal to 10% of the total number of shares of Series A Preferred issued by the Company, and (c) one Class Y warrant for each Class Y warrant issued pursuant to the Preferred Stock Purchase Agreement.

Item 3.03. Material Modification to Rights of Security Holders.
Item 5.03. Amendments to Articles of Incorporation or Bylaws.

In connection with the Acquisition, the charter of the Company was amended and restated. The Restated Charter, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, was filed with the Delaware Secretary of State on May 12, 2008, and all amendments reflected therein were effective on that date.

The following discussion identifies the provisions adopted or changed and the material differences between the rights of the Company’s stockholders pursuant to the original Certificate of Incorporation and those of the Company’s stockholders pursuant to the Restated Charter.

	Stockholder Rights under	Stockholder Rights under
	Certificate of Incorporation	Restated Charter
Authorized Capital Stock
The authorized capital stock of the Company consisted of 24,000,000 shares of common stock, par value $0.0001 per share, 7,000,000 shares of common stock, par value $0.0001 per share and 5,000 shares of preferred stock, par value $0.0001 per share.
The authorized capital stock of the Company will consist of 90,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Preferred Stock	Directors could fix the designations, powers, preferences, rights, qualifications, limitations and restrictions by resolution.	Same.

Voting Rights
Common Stock: each share was entitled to one vote on all matters before the stockholders of the Company except in connection with a business combination.

Class B Common Stock: each share was entitled to one vote on all matters before the stockholders of the Company including in connection with a business combination.
Each share of Common Stock is entitled to one vote on all matters before the stockholders of the Company.

Conversion Rights	Holders of Class B common stock who voted against a business combination could demand that the Company convert their shares of Class B common stock into cash.	None.

Termination of Class B common stock
If a business combination was not consummated prior to the termination date set forth in the Company’s certificate of incorporation, the Class B common stock was to be terminated and the former holders of Class B common stock were to receive a pro rata distribution from the Company’s trust account.
None.

Removal of Directors	Directors could be removed by the vote of a majority of the voting power of the shares of the Company.	Directors may be removed only for cause by the vote of two-thirds of the voting power of the shares of the Company.

Amendment of Certificate of Incorporation	The certificate of incorporation could be amended by the vote of a majority of the voting power of the shares of the Company.	The Company’s certificate of incorporation may be amended by the vote of two-thirds of the voting power of the shares of the Company.

Special Meetings	Special meetings of the stockholders could be called by the Chief Executive Officer, a majority of the board of the Company or the holders of a majority of the outstanding capital stock.	Special meetings of the stockholders may only be called by the Chief Executive Officer or a majority of the board of the Company.

The authorized share increase could, under certain circumstances, have an anti-takeover effect. In the event of a hostile take-over attempt, the Company could impede such an attempt by issuing shares of common stock through a “private placement” to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. Therefore, the overall effect could be to discourage unsolicited takeover attempts and to make it more difficult to remove the Company’s management. By potentially discouraging initiation of any such unsolicited takeover attempt, the authorized share increase may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The authorized share increase may have the effect of permitting current management to retain its position and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.

The increase in the number of authorized shares is not, however, intended to prevent or discourage any actual or threatened takeover of the Company, and to the knowledge of the Company, no takeover attempt (whether by accumulation of stock, merger, tender offer, solicitation in opposition to management or otherwise) is threatened. The Company does not currently have any intention to issue newly authorized shares of stock as part of any plan to discourage third parties from attempting to take over the Company in the future. No anti-takeover plan has been developed by the Company, and no such plan is currently under consideration.

The Restated Charter also includes other anti-takeover provisions, such as requirements for supermajority stockholder approval for amendments to the Company’s certificate of incorporation or bylaws and provisions requiring board of directors or executive officer action to call a special meeting of the stockholders, all of which have the effect of frustrating the efforts of persons seeking to effect a merger or to otherwise gain control of the Company by prohibiting action supportive of such transactions by the Company’s stockholders who may approve the transactions. The Company does not currently plan to adopt any other anti-takeover provisions or enter into any agreements or arrangements that may have material anti-takeover consequences.

The existence of anti-takeover provisions (whether the intention of these provisions is to effect an anti-takeover plan or whether the anti-takeover effect is merely incidental) has disadvantages and advantages to the stockholders. On the one hand, the existence of anti-takeover provisions may tend to lower the market price of the common stock because the Company may be less attractive to third parties who would otherwise be interested in accumulating stock in a takeover attempt, but are discouraged from doing so because of the anti-takeover provisions. Anti-takeover provisions may also result in an issuer’s management becoming entrenched and not readily susceptible to changes in management sought by the stockholders. On the other hand, the existence of anti-takeover provisions may be helpful to the Company and the stockholders because they might make the Company less vulnerable to a takeover at a time when the market price of the common stock is low relative to the perceived value of the Company, and the existence of anti-takeover provisions might insulate the Company’s management from pressure to enter into transactions or take other actions that might not be in the best interest of the stockholders.

The Company also amended its bylaws in the form attached as Exhibit 3.2 to this Current Report on Form 8-K, effective May 12, 2008.

On May 12, 2008, the Company filed with the Delaware Secretary of State a Certificate of Designations authorizing and designating the rights and preferences of 15,000,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred”). Such shares were designated from the 20,000,000 total shares of preferred stock reserved for issuance under the Restated Charter. Pursuant to the Certificate of Designations, the holders of the Series A Preferred were granted a liquidation preference such that, in the event of any liquidation, dissolution or winding up of the Company, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the common stock, the holders of the Series A Preferred shall be entitled to be paid out of the Company’s assets available for distribution to its stockholders an amount equal to $1.00 per share of Series A Preferred held by them plus all dividends unpaid on such shares up to the date of distribution of the assets of the Corporation. This right will reduce the remaining amount of the Company’s assets, if any, available to distribute to holders of the Company’s common stock.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K regarding the change in control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of the closing of the Acquisitions, Avinash Vashistha resigned as a director of the Company and Abhishek Jain resigned as President, Chairman and Chief Executive Officer of the Company. Mr. Jain shall remain a director of the Company and Mr. Terry Phillips and Ms. Melanie Mroz were appointed as directors of the Company to fill current vacancies on the Company’s board of directors. In addition, Mr. Phillips was appointed as Chairman of the Company and Ms. Mroz was appointed President and Chief Executive Officer of the Company. Reference is made to the disclosure described in Item 2.01 of this Current Report on Form 8-K in the section entitled “Directors and Executive Officers.”

Item 5.06. Change in Shell Company Status

As described in Item 2.01, on May 12, 2008, the Company completed the Acquisition of SouthPeak. As a result of the Acquisition, the Company is no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

Financial Statements

Financial Statements of Business Acquired

The financial statements and selected financial information of SouthPeak are included in the Definitive Proxy Statement (No. 000-51869), dated April 11, 2008, in the Sections entitled “Selected Historical Financial Information,” and “Index to Financial Statements” beginning on pages 13 and F-1, respectively, and are incorporated herein by reference.

Pro Forma Financial Information

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the condensed consolidated historical balance sheet of SouthPeak as of December 31, 2007 and the balance sheet of the Company as of January 31, 2008, giving effect to the Acquisition. The following unaudited pro forma condensed consolidated statement of operations combines the consolidated statement of operations of SouthPeak for its year ended June 30, 2007 with the statement of operations of the Company for its fiscal year ended July 31, 2007, giving effect to the Acquisition as if it had occurred at the beginning of the respective periods presented. The following unaudited pro forma condensed combined statement of operations combines the historical consolidated statement of operations of SouthPeak for the six month period ended December 31, 2007 with the statement of operations of the Company for the six months ended January 31, 2008, giving effect to the Acquisition as if it had occurred at the beginning of the respective fiscal periods presented.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Acquisition, including the sale and issuance of Series A Preferred, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company following the consummation of the Acquisition.

The Company is providing the following information to aid its stockholders in their analysis of the financial aspects of the Acquisition. The Company derived the historical financial information of SouthPeak from the audited consolidated financial statements of SouthPeak for the year ended June 30, 2007 and the unaudited condensed consolidated financial statements of SouthPeak for the six month period ended December 31, 2007 included elsewhere in this proxy statement/prospectus. We derived the historical financial information of GSPAC from the audited financial statements of GSPAC for the year ended July 31, 2007 and the unaudited financial statements of GSPAC for the six months ended January 31, 2008 included in the Definitive Proxy Statement (No. 000-51869) and incorporated herein by reference.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Stockholders should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the Company will experience. SouthPeak and the Company have not had any historical relationships prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities among the companies.

In the Acquisition, the Company purchased all the issued and outstanding membership interests of SouthPeak from its members in exchange for consideration consisting of 35,000,000 shares of the Company’s common stock. Immediately after the Acquisition former members of SouthPeak owned approximately 97.43% of the then issued and outstanding common stock of the Company.

The Acquisition will be accounted for as a reverse acquisition, equivalent to a recapitalization, through the issuance of stock by SouthPeak for the net monetary assets of the Company. The net monetary assets of the Company will be recorded as of the Acquisition date at their respective historical costs, which is considered to be the equivalent of fair value. No goodwill or intangible assets will be recorded as a result of the Acquisition.

The determination of SouthPeak as the accounting acquirer has been made based on consideration of all quantitative and qualitative factors of the business combination, including significant consideration given to the fact that upon consummation of the Acquisition,(i) SouthPeak’s management will continue in all the officer and senior management positions of the Company and, accordingly, will have day-to-day authority to carry out the business plan after the Acquisitio; (ii) SouthPeak’s employees (27 as of January 1, 2008) will continue on with no expected disruption, while no Company employees are anticipated to become employees of SouthPeak; (iii) the current SouthPeak business plan and operations will continue as the business plan of the Company with no changes expected as a result of the Acquisition; (iv) of the three member board of directors of the Company, two directors will be members of SouthPeak’s management; and (v) the largest minority stockholder group is comprised of four current members of SouthPeak who owned approximately 97.43% of the Company after the completion of the Acquisition compared to the largest Company director and officer minority stockholder group which would own a de minimus percentage of the Company after the Acquisition. Furthermore, the remaining Company stockholders are a diverse group of investors of which none own greater than 1% of the Company.

In addition to the factors described above, in reaching its determination of SouthPeak as the accounting acquirer, management also contemplated (i) the substance and design of the Acquisition; (ii) the impact of potentially dilutive securities on ownership of the Company under varying scenarios; and (iii) the size of SouthPeak versus the Company, considering total assets, revenues and operating expenses.

SOUTHPEAK INTERACTIVE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	December 31, 2007	January 31, 2008	Acquisition
	SouthPeak	The Company	Adjustments			Combined
Assets

Current Assets:
Cash and cash equivalents	$1,860,326	$163,347	$(391,438)	(b	)	$3,632,235
			2,000,000	(c	)
Assets held in Trust Fund	-	31,919,663	(31,919,663)	(a	)	-
Accounts receivable, net	3,391,619	-				3,391,619
Accounts receivable from vendor	-	-				-
Inventory	468,669	-				468,669
Advances on royalties	989,899	-				989,899
Intellectual property licenses	42,500	-				42,500
Prepaid expenses and other current assets	75,592	23,500				99,092
Total current assets	6,828,605	32,106,510	(30,311,101)			8,624,014

Non-Current Assets:
Advances on royalties, net	592,276	-				592,276
Intellectual property licenses, net	1,360,000	-				1,360,000
Property and equipment, net	1,506,668	-				1,506,668
Deferred acquisition costs	311,362	-	(311,362)	(b	)	-
Other assets	16,158	-				16,158

Total assets	$10,615,069	$32,106,510	$(30,622,463)			$12,099,116

Liabilities and Stockholders' Equity

Current Liabilities:
Line of credit	632,473	-				632,473
Accounts payable and accrued royalties	5,113,198	103,923				5,217,121
Due to related parties	38,806	-				38,806
Current maturities of mortgage payable	15,778	-				15,778
Accrued expenses	1,636,340	-				1,636,340

Total current liabilities	7,436,595	103,923	-			7,540,518

Non-Current Liabilities:
Mortage payable, net of current maturities	1,052,672	-	-			1,052,672

Total liabilities	8,489,267	103,923				8,593,190

Common stock, subject to possible conversion	-	6,380,742	(6,380,742)	(d	)	-

Stockholders' Equity
Common stock	-	92	3500	(e	)	3,592
Preferred Stock			200	(c	)	200
Members' equity	1,941,554		(1,941,554)	(f	)
Common stock, Class B	-	478	(478)	(d	)	-
Additional paid-in capital	-	25,370,759	(31,919,663)	(a	)	3,317,886
			(311,362)	(b	)
			(13,638)	(b	)
			1,999,800	(c	)
			6,380,742	(d	)
			478	(d	)
			(3,500)	(e	)
			(127,284)	(e	)
			1,941,554	(f	)
Retained earnings	-	250,516	(377,800)	(b	)
			127,284	(e	)

Accumulated other comprehensive income	184,248	-				184,248

Total stockholders' equity	2,125,802	25,621,845	(24,241,721)			3,505,926

Total liabilities and stockholders' equity	$10,615,069	$32,106,510	$(30,622,463)			$12,099,116

See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

SOUTHPEAK INTERACTIVE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The pro forma condensed combined balance sheet reflects the Acquisition as a reverse acquisition. The historical balance sheets used in the preparation of the pro forma condensed combined financial statements have been derived from SouthPeak’s unaudited condensed consolidated balance sheet as of December 31, 2007 and GSPAC’s unaudited condensed combined balance sheet as of January 31, 2008.

Pro forma adjustments are necessary to record the accounting upon consummation of the reverse acquisition. No pro forma adjustments were required to conform SouthPeak’s accounting policies to GSPAC’s accounting policies. Descriptions of the adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

(a)
Reflects the release of the Company’s restricted cash held in trust and the transfer of the balance to the holders of the Company’s Class B common stock sold in its initial public offering. As a result of the Company not completing a business combination by April 25, 2008, the Company’s Class B common stock was immediately cancelled.

(b)
Gives effect to the payment of an aggregate of $1,335,000 of estimated costs payable in cash by SouthPeak and the Company directly attributable to the Acquisition. Costs expected to be incurred by the Company (approximately $1,010,000) will be expensed as incurred. A further adjustment of $377,800 has been included on the accompanying pro forma condensed combined balance sheet as an adjustment to retained earnings of the Company prior to the Acquisition. The additional $391,438 as referenced below was adjusted to additional paid in capital for the interim pro forma balance sheet. Costs incurred by SouthPeak, approximately $325,000 will be deferred and charged to additional paid-in capital upon consummation of the reverse acquisition. As of December 31, 2007, $311,362 has been incurred by SouthPeak and included in their accompanying condensed consolidated balance sheet as of December 31, 2007. The $311,362 plus the additional $13,638 has been adjusted to additional paid in capital on the accompanying pro forma condensed combined balance sheet.

	GSPAC	SouthPeak			Total
Total transaction costs	$1,010,000	$325,000			$1,335,000
Less: incurred in historical	(632,200)	(311,362)	(b	)	(943,562)
	$377,800	$13,638	(b	)	$391,438	(b	)

(c)	Reflects the sale of 2,000,000 Series A Convertible Preferred Stock, (par value $0.0001) per share issued on May 12, 2008 for $1.00 per share.

(d)	Reflects the reclassification of the conversion value of the Company’s Class B common stock subject to conversion to additional paid in capital.

(e)
Reflects the transaction through the elimination of the Company’s historical retained earnings, including the adjustment noted in (b) above associated with the Company’s transaction costs, and the issuance of 35,000,000 shares of common stock $.0001 par value.

(f)	Reflects the adjustment to conform the equity of SouthPeak to that of the combined company after the Acquisition.

SOUTHPEAK INTERACTIVE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the six months ended	For the six months ended
	December 31, 2007	January 31, 2008	Acquisition
	SouthPeak	The Company	Adjustments			Combined
Net revenues	$22,545,578	$-				$22,545,578
Cost of sales-product costs	7,803,572	-				7,803,572
Cost of sales-software royalties	5,231,043	-				5,231,043
Gross profit	9,510,963	-				9,510,963

Operating Expenses:
General and administrative	2,158,553	271,540	(72,204)	(g	)	2,357,889
Transaction costs	-	632,200	(632,200)	(k	)	-
Warehouse and distribution	310,363	-				310,363
Sales and marketing	3,093,859	-				3,093,859
Total operating expenses	5,562,775	903,740	(704,404)			5,762,111

Income (loss) from operations	3,948,188	(903,740)	704,404			3,748,852

Other Income (Expense):
Interest Income	-	10,920				10,920
Interest Income on Trust Account	-	489,084	(489,084)	(h	)	-
Interest expense	(290,310)	-	-			(290,310)

Total other income (expense), net	(290,310)	500,004	(489,084)			(279,390)

Net income(loss) before provision for income taxes	3,657,878	(403,736)	215,320			3,469,462
Provision for income taxes	-	-	1,318,396	(j	)	1,318,396

Net income (loss)	$3,657,878	$(403,736)	$(1,103,076)			$2,151,066

Weighted average number of shares outstanding:
Basic(1)	35,000,000	5,704,698				35,920,100	(i	)

Net income per common share
Basic(1)	$0.10	$(0.07)				$0.06

(1)
The following amounts are being provided on a pro forma basis to present SouthPeak per share information assuming the 35,000,000 shares that SouthPeak members will receive in the Acqusition were outstanding as of the beginning of the historical periods presented. The net income (loss) per share amounts can be derived by dividing the historical net income (loss) per share amounts during the historical periods presented by the 35,000,000 shares assumed outstanding.

See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

SOUTHPEAK INTERACTIVE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For year ended	For year ended
	June 30, 2007	July 31, 2007	Acquisition
	SouthPeak	The Company	Adjustments			Combined
Net revenues	$12,544,046	$-				$12,544,046
Cost of sales-product costs	6,451,566	-				6,451,566
Cost of sales-software royalties	1,864,277	-				1,864,277
Gross profit	4,228,203	-				4,228,203

Operating Expenses:
General and administrative	2,276,818	513,997	(144,408)	(g	)	2,646,407
Warehouse and distribution	502,132	-				502,132
Sales and marketing	2,128,025	-				2,128,025
Total operating expenses	4,906,975	513,997	(144,408)			5,276,564

Loss from operations	(678,772)	(513,997)	144,408			(1,048,361)

Other Income (Expense):
Interest income	-	33,839				33,839
Interest income on Trust Account	-	980,953	(980,953)	(h	)	-
Interest expense	(187,440)	-				(187,440)

Total other income (expense), net	(187,440)	1,014,792	(980,953)			(153,601)

Net income (loss)	$(866,212)	$500,795	$(836,545)			$(1,201,962)

Weighted average number of shares outstanding:
Basic(1)	35,000,000	5,704,698				35,920,100	(i	)

Net (loss) income per common share
Basic	$(0.02)	$0.09				$(0.03)

(1)
The following amounts are being provided on a pro forma basis to present SouthPeak per share information assuming the 35,000,000 shares that SouthPeak members will receive in the Acquisition were outstanding as of the beginning of the historical periods presented. The net income (loss) per share amounts can be derived by dividing the historical net income (loss) per share amounts during the historical periods presented by the 35,000,000 shares assumed outstanding.

See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

SOUTHPEAK INTERACTIVE CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF OPERATIONS

The unaudited pro forma condensed combined statement of operations for the July 31, 2007 period being presented combines the audited consolidated statement of operations of SouthPeak for the year ended June 30, 2007 and the audited consolidated statement of operations of the Company for the year ended July 31, 2007 assuming that the Acquisition occurred at the beginning of the period presented. The Company derived the pro forma information of SouthPeak for the year ended June 30, 2007 from the audited consolidated financial statements of SouthPeak for the year ended June 30, 2007 included in the Definitive Proxy Statement (No. 000-51869) and incorporated herein by reference. The audited consolidated statement of operations of the Company for the year ended July 31, 2007 is derived from the audited year ended July 31, 2007 financial statements included in the Definitive Proxy Statement (No. 000-51869) and incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the period being presented combines the unaudited statement of operations of SouthPeak for the six months ended December 31, 2007 and the unaudited condensed consolidated statement of operations of the Company for the six months ended January 31, 2008 assuming that the Acquisition occurred at the beginning of the period presented. The Company derived the pro forma information of SouthPeak from the unaudited condensed consolidated financial statements of SouthPeak for the six months ended December 31, 2007 included in the Definitive Proxy Statement (No. 000-51869) and incorporated herein by reference. The unaudited condensed statement of operations information of the Company for the six months ended January 31, 2008 is derived from the six months unaudited financial statements included in the Definitive Proxy Statement (No. 000-51869) and incorporated herein by reference.

Certain reclassifications have been made to conform GSPAC’s and SouthPeak’s historical amounts.

Pro forma adjustments are necessary to record the accounting upon consummation of the reverse acquisition. No pro forma adjustments were required to conform SouthPeak’s accounting policies to the Company’s accounting policies. Descriptions of the adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(g)
Reflects adjustments to salary compensation expense from change of historical amounts for officers of SouthPeak as a result of employment agreements to be entered into with certain officers upon consummation of the Acquisition which provide for base salary for the officers. The adjustment does not account for any bonus or other forms of compensation.

(h)
Reflects the elimination of the Company’s interest income on the trust account due to the distribution to all holders of its Class B common stock in proportion to their respective equity interest in the Class B common stock. The Company paid the former holders of its Class B common stock $5.36 for each cancelled share.

(i)
Reflects 920,100 shares of the Company’s common stock outstanding before the Acquisition plus the 35,000,000 shares of common stock issued to the members of SouthPeak in the Acquisition. This also reflects the cancellation of the Class B shares on April 25, 2008.

(j)
The Company’s tax rate is 38% which approximates the combined federal and state statutory rate. SouthPeak is incorporated in Virginia and accordingly is subject to state taxes. Prior to the Acquisition there was no federal income tax as the Company’s income was earned from money earned in tax exempt investments. There is no income tax provision for the Company’s unaudited pro forma condensed combined statement of operations for the year ended July 31, 2007 as the Company would still have a loss and therefore would not be subject to income tax.

(k)
Reflects the adjustment to remove transaction costs incurred by the Company through January 31, 2008. Such costs have been recorded in the Company’s historical statement of operations; however have been removed in this adjustment as they are non-recurring in the ordinary course of the business operations. In addition to the $632,000 the Company expects to incur an additional $377,800 of costs for a total of $1,010,000. See footnote (b) above.

Exhibits

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated as of May 12, 2008, among the Registrant, SouthPeak Interactive, LLC, and the members of SouthPeak Interactive, L.L.C.
3.1	Amended and Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on May 12, 2008
3.2	Amended and Restated Bylaws, dated as of May 12, 2008
3.3
Certificate of the Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock (par value $.0001 per share), filed with the Secretary of State of the State of Delaware on May 12, 2008

10.1	Registrant’s 2008 Equity Incentive Compensation Plan
10.2	Employment Agreement, dated as of May 12, 2008 between the Registrant and Terry M. Phillips
10.3	Employment Agreement, dated as of May 12, 2008 between the Registrant and Melanie Mroz
10.4	Purchase Agreement, dated as of May 12, 2008 among the Registrant, SouthPeak Interactive, L.L.C., and the investors set forth therein
10.5	Registration Rights Agreement, dated as of May 12, 2008 among the Registrant and the investors set forth therein
10.6	Form of Lock-Up Agreement, dated as of May 12, 2008
10.7	Loan Agreement between SouthPeak Interactive, L.L.C., SouthPeak Interactive Limited and SunTrust Bank, as amended, dated December 16, 2005.
10.8	Sales Representative Agreement between SouthPeak Interactive, L.L.C. and Phillips Sales, Inc. dated July 21, 2006.
10.9	Sales Representative Agreement between SouthPeak Interactive, L.L.C. and West Coast Sales, Inc. dated July 21, 2006.
10.10	Secured Term Note made by SouthPeak Interactive, L.L.C. to FI Investment Group, LLC, dated February 27, 2008.
10.11	Description of material terms of Consulting Agreement between Phillips Sales, Inc. and SouthPeak Interactive, L.L.C.
10.12	Description of material terms of Consulting Agreement between Kathleen Morgan and SouthPeak Interactive, L.L.C
10.13	Description of material terms of advances made by West Coast Sales to SouthPeak Interactive, L.L.C.
10.14	Description of material terms of advances made by Eastern Sales, LLC to SouthPeak Interactive, L.L.C.
10.15	Description of material terms of advances made by Capital Distributing, LLC to SouthPeak Interactive, L.L.C.
10.16	Description of material terms of advances made by Phillip Sales, Inc. to SouthPeak Interactive, L.L.C.
10.17	Description of material terms of advances made by Terry Phillips to SouthPeak Interactive, L.L.C.
99.1	Press Release, issued by the Registrant on May 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2008

SouthPeak Interactive Corporation

By:	/s/ Terry M. Phillips
Terry M. Phillips, Chairman

EXHIBIT INDEX

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated as of May 12, 2008, among the Registrant, SouthPeak Interactive, LLC, and the members of SouthPeak Interactive, L.L.C.
3.1	Amended and Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on May 12, 2008
3.2	Amended and Restated Bylaws, dated as of May 12, 2008
3.3
Certificate of the Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock (par value $.0001 per share), filed with the Secretary of State of the State of Delaware on May 12, 2008

10.1	Registrant’s 2008 Equity Incentive Compensation Plan
10.2	Employment Agreement, dated as of May 12, 2008 between the Registrant and Terry M. Phillips
10.3	Employment Agreement, dated as of May 12, 2008 between the Registrant and Melanie Mroz
10.4	Purchase Agreement, dated as of May 12, 2008 among the Registrant, SouthPeak Interactive, L.L.C., and the investors set forth therein
10.5	Registration Rights Agreement, dated as of May 12, 2008 among the Registrant and the investors set forth therein
10.6	Form of Lock-Up Agreement, dated as of May 12, 2008
10.7	Loan Agreement between SouthPeak Interactive, L.L.C., SouthPeak Interactive Limited and SunTrust Bank, as amended, dated December 16, 2005.
10.8	Sales Representative Agreement between SouthPeak Interactive, L.L.C. and Phillips Sales, Inc. dated July 21, 2006.
10.9	Sales Representative Agreement between SouthPeak Interactive, L.L.C. and West Coast Sales, Inc. dated July 21, 2006.
10.10	Secured Term Note made by SouthPeak Interactive, L.L.C. to FI Investment Group, LLC, dated February 27, 2008.
10.11	Description of material terms of Consulting Agreement between Phillips Sales, Inc. and SouthPeak Interactive, L.L.C.
10.12	Description of material terms of Consulting Agreement between Kathleen Morgan and SouthPeak Interactive, L.L.C
10.13	Description of material terms of advances made by West Coast Sales to SouthPeak Interactive, L.L.C.
10.14	Description of material terms of advances made by Eastern Sales, LLC to SouthPeak Interactive, L.L.C.
10.15	Description of material terms of advances made by Capital Distributing, LLC to SouthPeak Interactive, L.L.C.
10.16	Description of material terms of advances made by Phillip Sales, Inc. to SouthPeak Interactive, L.L.C.
10.17	Description of material terms of advances made by Terry Phillips to SouthPeak Interactive, L.L.C.
99.1	Press Release, issued by the Registrant on May 14, 2008